EXHIBIT 10.4


                               MATTEL, INC.
                         PERSONAL INVESTMENT PLAN
                 FOURTH AMENDMENT TO THE 1993 RESTATEMENT




     The Mattel, Inc. Personnel Investment Plan (the "Plan") is hereby amended as follows:

     (1)  Effective October 16, 1995, Section 5.8 of the Plan is hereby amended by adding an addition paragraph at the end thereof to read in its entirety as follows:

          "An Eligible Employee who has transferred employment to the Company (or other Participating Company) from Fisher-Price, Inc., and who has elected to transfer directly to this Plan his entire account balance in the Fisher-Price, Inc. Matching Savings Plan in accordance with the terms of such plan, shall be permitted to transfer such account balance directly to this Plan. The transfer must be made in cash, except that any promissory note evidencing an outstanding loan to such Eligible Employee from the Fisher-Price, Inc. Matching Savings Plan may be transferred to this Plan in kind. Any transferred promissory note shall thereafter be repayable by the Participant to the Plan in accordance with its terms. Any amounts transferred from the Fisher-Price, Inc. Matching Savings Plan shall not be subject to distribution to the Participant except as expressly provided under the terms of this Plan."

     (2)  Effective October 16, 1995, Article VIII of the Plan is hereby amended by adding a new Section 8.18 at the end thereof to read in its entirety as follows:

          "8.18. Election for Fully Vested Employees Transferred to Fisher-Price, Inc. A fully vested Participant who transfers employment from the Company (or other Participating Company) to Fisher-Price, Inc. and who is eligible to participate in the Fisher-Price, Inc. Matching Savings Plan may elect to transfer his entire vested account balance in the Plan to the Fisher-Price, Inc. Matching Savings Plan by filing an election form at the time and in the manner prescribed by the Committee. The transfer must be made in cash except that any promissory note evidencing an outstanding loan to the Participant from the Plan may be transferred in kind. Any transferred promissory note shall thereafter be repayable by the Participant to the Fisher-Price, Inc. Matching Savings Plan in accordance with its terms."



     IN WITNESS WHEREOF, Mattel, Inc. has caused this instrument to be executed by its duly authorized officer this 16th day of October, 1995,

effective as of the dates set forth above.


                                   MATTEL, INC.



                                   BY:/s/ E. Joseph Mc Kay
                                      -----------------------------------
                                      E. JOSEPH MC KAY
                                      Sr. Vice President, Human Resources